Exhibit 99.1

IDENTIV REPORTS Q2 2014 EARNINGS

Quarterly Revenue of $22.3 Million Up 23 Percent Year over Year

FREMONT, Calif., August 13, 2014 – Identiv (NASDAQ: INVE), a global security technology company that provides trust solutions for premises, information, and everyday items, reports its financial results for the second quarter (Q2) of 2014.

“In Q2 2014, we continued our strategy of growth with a series of exciting launches, including the uTrust product line for converged premises and information access, uTrust TS premises readers, Identiv Channel Alliance Network (ICAN), and an OEM launch of idOnDemand with a global service provider,” said Jason Hart, Identiv CEO. “These initiatives have contributed to a record year-on-year revenue growth of 23%.”

Q2 Financial Summary

In reviewing the results for the second quarter of fiscal year 2014, compared to the second quarter of fiscal year 2013:

•	Total revenues for continuing operations of $22.3 million, compared to $18.2 million, reflecting growth of 23%, with significant contribution from sales of credentials products increasing 65% to meet demand for electronic game toys and other Internet of Things applications.

•	GAAP gross profit margin of 40%, compared to 44%, primarily due to product mix.

•	Base operating expenses, which include research and development, sales and marketing, and general and administrative costs, of $10.3 million, up 4%, compared to $9.9 million. The company increased its investment in sales and marketing by 20%, offset by a reduction in general and administrative expenses of 13%.

•	Adjusted EBITDA (non-GAAP) for the quarter of $(0.40) million, compared to $(0.47) million.

•	GAAP net loss from continuing operations of $(2.6) million in Q2 2014, which included restructuring costs totaling $0.6 million, or $(0.34) per share, compared with GAAP net loss from continuing operations of $(2.9) million, or $(0.31) per share, in the comparable prior year period. There were no restructuring costs in Q2 2013.

•	Cash and cash equivalents of $12.5 million at June 30, 2014, compared with $5.1 million at December 31, 2013.

Note: Financial results contained in this release reflect the continuing operations of Identiv only and exclude discontinued operations of non-core businesses sold in December 2013, February 2014 and June 2014.

“Our investment in growth is producing a significant increase in sales, and we are only just starting to see the impact of our strong go-to-market partnerships. “Hart added” We have built a world class technology team, and added three new granted patents in the quarter. In addition, we continue streamlining the business to reduce costs and improve margins.”

Guidance

The company reaffirms revenue guidance for fiscal year 2014 of revenue between $80 million and $90 million.

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss the results of its 2014 second quarter today, August 13, 2014, at 5:00 PM (ET). The audio webcast can be accessed by visiting the Investor Relations section of identiv.com and clicking on Presentations & Webcasts. The conference call can be accessed by dialing 888-771-4371 (toll-free within the U.S.) or +1 847-585-4405 (for international callers) using passcode 37846879. For those unable to attend the live webcast, it will be archived following the event for 30 days in the Investor Relations section of identiv.com. A replay of the call will also be available for one week and can be accessed by dialing 888-843-7419 (toll-free within the U.S.) or +1 630-652-3042 (for international callers) using passcode 37846879.

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About Identiv

Identiv is a global security technology company that establishes trust in the connected world, including premises, information, and everyday items. CIOs, CSOs and product departments rely upon Identiv’s trust solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, strong authentication, mobility, and cloud services. For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Examples of such statements include, without limitation, statements regarding our expectations for additional revenue from new sales partnerships; our ability to establish a stable financial platform on which to execute our strategy to deliver trust solutions; our expectations from increased investments in sales, marketing and engineering; and our ability to achieve the level of revenues and adjusted EBITDA results in 2014 for which we have provided guidance. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to realize cost savings from the restructuring of our operations; our ability to increase revenues through new sales and marketing programs and sales partnerships; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Identiv Media Contacts:

Lesley Sullivan/Joann Wardrip

MSLGROUP

781-684-0770/415-512-0770

identivgroup@mslgroup.com

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June, 30	March, 31	June, 30	June, 30	June, 30
	2014	2014	2013	2014	2013
Net revenue	$22,301	$16,854	$18,182	$39,155	$33,836
Cost of revenue	13,371	10,252	10,134	23,623	19,074

Gross profit	8,930	6,602	8,048	15,532	14,762

Operating expenses:
Research and development	1,731	1,502	1,870	3,233	3,563
Selling and marketing	5,731	5,035	4,764	10,766	9,445
General and administrative	2,867	3,043	3,281	5,910	7,157
Restructuring and severance	612	437	—	1,049	—

Total operating expenses	10,941	10,017	9,915	20,958	20,165

Loss from operations	(2,011)	(3,415)	(1,867)	(5,426)	(5,403)
Interest expense, net	(506)	(2,084)	(624)	(2,590)	(1,216)
Foreign currency (loss) gain, net	(159)	(93)	355	(252)	177

Loss from continuing operations before income taxes and noncontrolling interest	(2,676)	(5,592)	(2,136)	(8,268)	(6,442)
Income tax (provision) benefit	9	(64)	(7)	(55)	107

Loss from continuing operations before noncontrolling interest	(2,667)	(5,656)	(2,143)	(8,323)	(6,335)
Income (loss) from discontinued operations, net of income taxes	57	487	(963)	544	(1,727)

Consolidated net loss	(2,610)	(5,169)	(3,106)	(7,779)	(8,062)
Less: (income) loss attributable to noncontrolling interest	(6)	41	211	35	386

Net loss attributable to Identiv, Inc. stockholders’ equity	$(2,616)	$(5,128)	$(2,895)	$(7,744)	$(7,676)

Basic and diluted net loss per share attributable to Identiv, Inc. stockholders’ equity:
Loss from continuing operations	$(0.34)	$(0.74)	$(0.31)	$(1.07)	$(0.97)

Income (loss) from discontinued operations	0.01	0.06	(0.16)	0.07	(0.28)

Net loss	$(0.33)	$(0.68)	$(0.47)	$(1.00)	$(1.25)

Weighted average shares used to compute basic and diluted loss per share	7,907	7,569	6,225	7,739	6,125

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash	$12,525	$5,095
Accounts receivable, net of allowances	13,061	13,289
Inventories	10,168	8,995
Prepaid expenses	1,154	957
Other current assets	1,416	1,766
Current assets of discontinued operations	96	2,727

Total current assets	38,420	32,829
Property and equipment, net	5,566	5,888
Goodwill	8,980	8,991
Intangible assets, net	9,458	10,184
Other assets	1,150	867

Total assets	$63,574	$58,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,093	$9,353
Liability to related party	1,043	1,073
Financial liabilities	—	2,971
Deferred revenue	523	729
Accrued compensation and related benefits	2,789	3,383
Other accrued expenses and liabilities	4,256	5,239
Current liabilities of discontinued operations	—	1,630

Total current liabilities	18,704	24,378
Long-term liability to related party	5,413	5,648
Long-term financial liabilities	15,634	3,051
Other long-term liabilities	681	938

Total liabilities	40,432	34,015

Total stockholders’ equity	23,142	24,744

Total liabilities and stockholders’ equity	$63,574	$58,759

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three months ended			Six months ended
	June, 30	March, 31	June, 30	June, 30	June, 30
	2014	2014	2013	2014	2013
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$13,371	$10,252	$10,134	$23,623	$19,074
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(6)	(5)	(19)	(11)	(38)
Amortization and depreciation	(365)	(362)	(355)	(727)	(680)

Total reconciling items included in GAAP cost of revenue	(371)	(367)	(374)	(738)	(718)

Non-GAAP cost of revenue	13,000	9,885	9,760	22,885	18,356

Non-GAAP gross profit margin	42%	41%	46%	42%	46%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$10,941	$10,017	$9,915	$20,958	$20,165
Impairment of goodwill
Stock-based compensation	(251)	(195)	(362)	(446)	(803)
Pension expenses	—	—	(25)	—	(50)
Gain of disposal of fixed assets	—	1	1	1	—
Amortization and depreciation	(376)	(390)	(488)	(766)	(920)
Acquisition costs	—	—	(13)	—	(13)
Transition and integration costs	—	—	(133)	—	(295)
Restructuring and severance	(612)	(437)	—	(1,049)	—

Total reconciling items included in GAAP operating expenses	(1,239)	(1,021)	(1,020)	(2,260)	(2,081)

Overhead costs	9,702	8,996	8,895	18,698	18,084

Reconciliation of GAAP net loss to adjusted EBITDA loss
Net loss attributable to Identiv, Inc.	(2,616)	(5,128)	(2,895)	(7,744)	(7,676)
Reconciling items included in GAAP net loss:
Provision (Benefit) for income taxes	(9)	64	7	55	(107)
Net (loss) gain attributable to noncontrolling interest	6	(41)	(211)	(35)	(386)
(Income) loss from discontinued operations, net of income taxes	(57)	(487)	963	(544)	1,727
Interest expense, net	506	2,084	624	2,590	1,216
Foreign currency losses (gains), net	159	93	(355)	252	(177)
Stock-based compensation	257	200	381	457	841
Pension expenses	—	—	25	—	50
Amortization and depreciation	741	752	843	1,493	1,600
Acquisition costs	—	—	13	—	13
Transition and integration costs	—	—	133	—	295
(Gain) of disposal of fixed assets	—	(1)	(1)	(1)	—
Restructuring and severance	612	437	—	1,049	—

Total reconciling items included in GAAP net loss	2,215	3,101	2,422	5,316	5,072

Adjusted EBITDA loss	(401)	(2,027)	(473)	(2,428)	(2,604)